UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006
LSB CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-32955 (Commission File Number)	04-3557612 (I.R.S. Employer Identification No.)

30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05   Amendment to Code of Ethics
(a) LSB Corporation and River Bank Code of Professional Conduct
     On November 16, 2006, the Board of Directors of LSB Corporation (the “Company”) voted to approve changes to the LSB Corporation and River Bank Code of Professional Conduct (the “Code”). The changes make it clear that the Code applies to all personnel, remove references to specific employees, enhance personal investment and insider trading restrictions, and affirm the Company’s right to examine personnel’s use of Company property and communication devices. The Company removed the Code requirement that officers report any transaction in investment security made through a broker for that officer’s own account. The Company’s current practice is to effect all investment security transactions through an agent rather than with brokers directly. The Company also made several technical, non-substantive amendments to the Code. A copy of the Code is furnished with this report as Exhibit 99.1.
Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits.

99.1	LSB Corporation and River Bank Code of Professional Conduct

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB CORPORATION DATED: November 16, 2006
By:	/s/ GERALD T. MULLIGAN
Gerald T. Mulligan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	LSB Corp. and River Bank Code of Professional Conduct